Exhibit 10.16

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2019, by and among AHP Health Partners, Inc., a Delaware corporation (the “Company”), Ardent Health Partners, LLC, a Delaware limited liability company, AHS Texas, LLC, a Delaware limited liability company (“AHS Texas”), AHS BSA, LLC, a Delaware limited liability company (together with AHS Texas, the “Note Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of the Company and the Note Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 28, 2018, providing for the issuance of an unlimited aggregate principal amount of 9.75% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Restricted Subsidiary of the Company may execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Note Guarantee. Each of the Note Guarantors hereby agrees as follows:

(a)    Along with all Note Guarantors named in the Indenture, subject to Article 10 of the Indenture, to jointly and severally unconditionally guarantee, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder, that:

(i)    the principal of, premium, if any, or interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and

(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Note Guarantors and the other Note Guarantors named in the Indenture shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b)    The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)    The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)    This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and each Note Guarantor accepts all obligations of a Note Guarantor under the Indenture.

(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Note Guarantors (including the Note Guarantors hereunder), or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Note Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)    The Note Guarantors shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)    As between the Note Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantors for the purpose of this Note Guarantee.

(h)    If any Note Guarantor makes a payment under its Note Guarantee, such Note Guarantor will be entitled upon payment in full of all guaranteed Obligations under the Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor’s pro rata portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.

(i)    Pursuant to Section 10.02 of the Indenture, the obligations of the Note Guarantors under this Note Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Note Guarantors that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under Article 10 of the Indenture, result in the obligations of such Note Guarantor under this Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

(j)    This Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization,

should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Note Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)    In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)    Each payment to be made by the Note Guarantors in respect of this Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)    Execution and Delivery. Each Note Guarantor agrees that its Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(4)    Merger, Consolidation or Sale of All or Substantially All Assets.

(a)    Except as otherwise provided in Section 5.01(b) of the Indenture, each Note Guarantor may not consolidate or merge with or into or wind up into (whether or not the Company or a Note Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person (other than to the Company or another Note Guarantor) unless:

(i)    if such entity remains a Note Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof;

(ii)    the Successor Guarantor, if other than such Note Guarantor, expressly assumes all the obligations of such Note Guarantor under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)    immediately after giving effect to such transaction, no Default of Event of Default shall have occurred and be continuing;

(iv)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(v)    the transaction is made in compliance with Section 4.10 and Section 5.01 of the Indenture.

(b)    Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Note Guarantor under the Indenture and such Note Guarantor’s

Note Guarantee. Notwithstanding the foregoing, any Note Guarantor may merge into or transfer all or part of its properties and assets to another Note Guarantor or the Company or merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating such Note Guarantor in a State of the United States, the District of Columbia or any territory of the United States, as long as the amount of Indebtedness of such Note Guarantor is not increased thereby.

(5)    Releases.

(a)    The Note Guarantee of any Note Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Note Guarantor, the Company or the Trustee is required for the release of such Note Guarantor’s Note Guarantee:

(1)    upon the occurrence of (i) any sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of the Note Guarantor after which the Note Guarantor is no longer a Restricted Subsidiary or (ii) the sale or disposition of all or substantially all of the assets and property of the Note Guarantor (other than by lease), which sale, exchange, transfer or other disposition under clauses (i) or (ii) of this clause (1) is made in compliance with the applicable provisions of the Indenture, including Section 4.10 thereof (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and Section 5.01 thereof;

(2)    unless an Event of Default has occurred and is continuing, the release or discharge of the Note Guarantor from its Guarantee of Indebtedness under the Senior Credit Facilities or the release or discharge of such other Guarantee that resulted in the creation of such Guarantee (except a discharge or release by or as a result of payment under such Guarantee);

(3)    upon the designation of any Restricted Subsidiary that is a Note Guarantor as an Unrestricted Subsidiary in accordance with Section 4.07 of the Indenture and the definition of Unrestricted Subsidiary therein;

(4)    if such Note Guarantor becomes a Foreign Subsidiary;

(5)    upon the Company exercising its Legal Defeasance or Covenant Defeasance option as described under Article 8 of the Indenture or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; or

(6)    in the case of the Master Lease Tenants, upon the exercise by Ventas of its option to purchase loans under the Senior Credit Facilities, and certain other indebtedness subject to the Relative Rights Agreement, in an amount up to $375.0 million (the “Ventas Purchase Option”) pursuant to the terms of the Relative Rights Agreement; and

(7)    such Note Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(6)    No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Note Guarantors shall have any liability for any obligations of the Company or the Note Guarantors (including the Note Guarantors hereunder) under the Notes, the Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(9)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Note Guarantors.

(11)    Subrogation. The Note Guarantors shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by the Note Guarantors pursuant to the provisions of Section 2 hereof and Section 11.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Note Guarantors shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

(12)    Benefits Acknowledged. The Note Guarantors’ Note Guarantees are subject to the terms and conditions set forth in the Indenture. The Note Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(13)    Successors. All agreements of the Note Guarantors in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AHP HEALTH PARTNERS, INC.

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

ARDENT HEALTH PARTNERS, LLC

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

AHS TEXAS, LLC

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Senior Vice President and Treasurer

AHS BSA, LLC

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
Name:	Donald T. Hurrelbrink
Title:	Vice President